UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported) December 2, 2013

Cross Country Healthcare, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	0-33169	13-4066229
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

6551 Park of Commerce Blvd., N.W., Boca Raton, FL 33487
 (Address of Principal Executive Office) (Zip Code)

 (561) 998-2232
 (Registrant’s telephone number, including area code)

 Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement

Cross Country Healthcare, Inc. (Company) announced today that, pursuant to an Asset Purchase Agreement, dated December 2, 2013, it acquired the operating assets of On Assignment, Inc.’s Allied Healthcare staffing division for an aggregate purchase price of $28.7 million, subject to immaterial post-closing adjustments.  Excluded from the transaction were the accounts receivable, accounts payable and accrued compensation of the business being acquired.  Prior to closing, the purchase price of $28.7 million was adjusted downward from $32.4 million by $3.7 million because On Assignment, Inc. retained substantially all of the working capital of such division.  The Company used $24.6 million in cash on hand and $4.5 million from borrowings under its current revolver facility with Bank of America, N.A. to pay the purchase price and approximately $400,000 in transaction costs.  Following the transaction, Cross Country has approximately $21 million of remaining availability on its revolver loan.

Based on unaudited financial statements, the acquired Allied Healthcare business generated $39.5 million in 2012 revenues and is projected to generate approximately $41 million of revenues for all of 2013.   The acquisition is expected to be accretive to Cross Country’s 2014 earnings by approximately $0.04 per diluted share.  The Allied Healthcare business has 84 branch-based employees and makes placements in more than 125 specialties from 23 branch offices.  During the first nine months of 2013, the Allied Healthcare business had approximately 800-850 billable temporary employees on assignment per week, the equivalent of approximately 600-650 full-time equivalents. Key managers from the business will continue to lead the growth of the acquired business.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement filed as Exhibit 1.01 to this Form 8-K.

Item 7.01    Regulation Fair Disclosure.

On November 11, 2013, the Company announced that its President and CEO is scheduled to present on Tuesday, December 10, 2013 at 9:10 a.m. Eastern Time at the Oppenheimer 24th Annual Healthcare Conference being held at the Crowne Plaza Hotel in New York, New York.  Mr. Grubbs will be discussing the Company’s acquisition of the operating assets of On Assignment, Inc.’s Allied Healthcare staffing division and providing the following financial information, which was prepared, in part, based on unaudited financial statements:

Financial Overview ($000s)
	2012 A	2013 F	2014 F	2013 vs. 2012	2014 vs. 2013
Revenue	$39,507	$41,101	$43,323	4.0%	5.4%

COGS	(26,870)	(28,116)	(29,460)	-4.6%	-4.8%
Insurance (PL, GL, Auto)	(149)	(155)	(164)	-4.0%	-5.8%

Gross Profit	12,488	12,830	13,699	2.7%	6.8%

Branch Operating Expenses	(8,215)	(8,664)	(8,869)	-5.5%	-2.4%

Branch Contribution Income	$4,273	$4,166	$4,830	-2.5%	15.9%

Gross Margin	31.6%	31.2%	31.6%	-1.2%	1.3%

Branch Contribution Income excludes certain shared services expenses. Adjusted EBITDA margin (as defined in our prior earnings releases) of the acquired business, pro forma for the inclusion of incremental shared service expenses that would have been incurred had this business been acquired on January 1, 2013, is estimated to be in the 8% - 9% range in 2013. The Company’s 2013 results will include the results of the acquired business from the date of its acquisition.

This disclosure references non-GAAP financial measures. Such non-GAAP financial measures are provided as additional information and should not be considered substitutes for, or superior to, financial measures calculated in accordance with U.S. GAAP. Management believes such non-GAAP financial measures are useful to investors when evaluating the Company's performance.  Such non-GAAP financial measures may differ materially from the non-GAAP financial measures used by other companies.

In addition to historical information, this disclosure contains statements relating to the Company’s future results (including certain projections and business trends) that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and are subject to the "safe harbor" created by those sections. Forward-looking statements consist of statements that are predictive in nature, depend upon or refer to future events. Words such as "expects", "anticipates", "intends", "plans", "believes", "estimates", "suggests", "appears", "seeks", "will" and variations of such words and similar expressions intended to identify forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. These factors include, without limitation, the following: the Company’s ability to attract and retain qualified nurses, physicians and other healthcare personnel, costs and availability of short-term housing for its travel nurses and physicians, demand for the healthcare services the Company provides, both nationally and in the regions in which it operates, the functioning of its information systems, the effect of existing or future government regulation and federal and state legislative and enforcement initiatives on our business, our clients' ability to pay for our services, the Company’s ability to successfully implement its acquisition and development strategies, the effect of liabilities and other claims asserted against it, the effect of competition in the markets it serves, the Company’s ability to successfully defend itself, its subsidiaries, and its officers and directors on the merits of any lawsuit or determine its potential liability, if any, and other factors set forth in Item 1A. "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2012, and our other Securities and Exchange Commission filings made prior to the date hereof.

Although the Company believes that these statements are based upon reasonable assumptions, we cannot guarantee future results and readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's opinions only as of the date of this press release. There can be no assurance that (i) we have correctly measured or identified all of the factors affecting our business or the extent of these factors' likely impact, (ii) the available information with respect to these factors on which such analysis is based is complete or accurate, (iii) such analysis is correct or (iv) our strategy, which is based in part on this analysis, will be successful. The Company undertakes no obligation to update or revise forward-looking statements. All references to "we," "us," "our," or "Cross Country" in this press release mean Cross Country Healthcare, Inc., its subsidiaries and affiliates.

Item 8.01	Other Events
Incorporated by reference is a press release issued by the Company on December 2, 2013 and attached hereto as Exhibit 99.1 regarding the acquisition of the operating assets of On Assignment’s Allied Healthcare staffing division.  The information is begin furnished under Item 8.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended or otherwise subject to the liability of such section.

Item 9.01                Financial Statements and Exhibits

Exhibit                    Description

1.01
Asset Purchase Agreement, dated December 2, 2013, between Local Staff, LLC, as Buyer, Cross Country Healthcare, Inc., as Parent and On Assignment Staffing Services, Inc., Assignment Ready, Inc. and On Assignment, Inc., collectively as Seller

99.1	Press release issued by the Company on December 2, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CROSS COUNTRY HEALTHCARE, INC.

Dated:	December 3, 2013	By:	/s/ Emil Hensel
Name: Emil Hensel
Title: Chief Financial Officer